Exhibit 10.13

                  CIRALIGHT INTERNATIONAL DEALERSHIP AGREEMENT

     THIS CIRALIGHT INTERNATIONAL DEALERSHIP AGREEMENT ("AGREEMENT") is made and entered into as of the 18th day of June 2009, by and among CIRALIGHT GLOBAL, INC., a Nevada corporation (the "Company"), and RSB Construction LTD ("Dealer").

                              PRELIMINARY STATEMENT

     The Company has developed a significant improvement in the technology and utilization of sunlight for producing acceptable daylighting within interior spaces. The Company has accumulated substantial information relating to the lighting requirements of such interior spaces and the techniques for utilizing sunlight to fulfill those requirements and needs.

     The Company continues research and development efforts relating to daylighting and sun-tracking. Regulatory authorities in the United States and certain foreign countries have issued patents and other protections relating to certain of the Company's products.

     The Dealer desires to avail itself of the information acquired by the Company, and to obtain the rights to Market Daylighting Products. The Company is willing to grant certain rights to Dealer as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the covenants and undertakings hereinafter set forth, the parties, intending to be legally bound, agree as follows:

     1. DEFINITIONS.

     (a) "Confidential Information" shall mean any and all information disclosed to, learned by or otherwise known to Dealer which is not generally known in the industry in which the Company is or may become engaged, concerning the Company's products, processes, techniques, methods, innovations, materials (including, without limitation, any documents, work papers, price lists, manuals, samples, customer lists, or information, referral source lists or information, warehouse
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lenders or loan purchasers information, equipment or any other written document, computer disk or other tangible property belonging to the Company or copies of all or any portion thereof), expertise and know-how (whether patentable or not) relating to the past, present and/or prospective research, development, invention, manufacturing, purchasing, selling, accounting, engineering, marketing, management, merchandising, customers and other methods or procedures used in the course of conduct of the business of the Company. Confidential Information shall include trade secrets, technical information, or any other information that has independent economic value from not being known or readily known or readily ascertainable by others.

     (b) "Active Daylighting Products" shall mean lighting systems that through the use of moving parts, electronics, lighting controls, or other devices, bring sunlight into interior spaces including, without limitation, lighting control systems.

     (c) "Passive Daylighting Products" shall mean roof or ceiling fixtures that allow sunlight to pass into interior spaces.

     (d) "Daylighting Products" shall mean Active Daylighting Products and Passive Daylighting Products.

     (e) "Market" shall mean the selling of Daylighting Products to end users, building owners, and other contractors or resellers.

     "TERRITORY"- As used herein, the term territory shall mean: the country of Turkey.

     2. GRANT. The Company hereby grants to Dealer and Dealer accepts a license to use the Confidential Information provided by the Company to Dealer, and to Market and install (but not to manufacture or produce unless otherwise agreed) Daylighting Products in the Territory, subject to the terms and conditions contained in this Agreement. Use of Ciralight Logo and Ciralight and Ciralight Global trademark is authorized per the direction of Company's Marketing Department but Dealer shall not have the right to register same in the Territory without the express written permission of Company and in no event without inclusion of Company as a registrant.

     (a) The Company agrees to Grant Dealer exclusive Marketing rights to the above named Territory for the Term, and subject to the terms and conditions contained herein, including the right of Company to terminate the said rights for cause as set forth herein.

     (b) Dealer is authorized to appoint resellers under this agreement provided that the Reseller by the terms of such appointment agrees it shall have no rights or recourse against the Company. The Company requires that Dealer provide pertinent information such as; Name, address, and contact information of appointed resellers as well as a copy of the proposed agreement between Dealer and each such Reseller which shall be translated into English and subject to the approval of Company as to form and content. The Company agrees that information provided by Dealer shall be used for record keeping purposes only and held confidential for the term of this agreement and that so long as Dealer is not in

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breach of this agreement, Company shall not circumvent Dealer with respect to such Resellers during the Term hereof.

     3. PERFORMANCE.

     (a) During the Term, as defined in Section 4 hereof, the Company shall provide Dealer with the following:

          i. Access to branding and marketing material in English, including web sites, brochures and other promotional materials necessary to promote the Company and Daylighting Products.

          ii. Ongoing communications regarding market intelligence and other relevant information pertaining to the Company's Daylighting Products.

          iii. Dealer is authorized to appoint resellers under this agreement . Reseller has no rights or recourse to the Company. The Company requires that you provide pertinent information such as: Name, address, and contact information of appointed reseller. The Company agrees that information provided by dealer shall be used for record keeping purposes only and held confidential for the term.

          iv. Provide a warranty for parts provided by Company to dealer under the terms of conditions set forth by Company. Company shall provide Dealer with 90 days advance notice of any changes in the warranty terms and conditions offered by the Company. In the event Company changes the warranty, Dealer shall have 45 days from said notice to determine whether to continue this agreement or at its option may elect to discontinue this agreement upon 45 days to Company. In the event the warranty provisions are changed, the changes shall only apply to future purchases made after the effective date of the change, and shall not be retroactive to prior purchases.

          v. Inventory sufficient to fulfill Dealer's orders for Daylighting Products.

     (b) During the Term, Dealer shall provide the Company with the following:

          i. The Company will provide Dealer with all amendments to the published Dealer Price List 90 days prior to its effective date

          ii. Minimum second year purchase by Dealer from the company of shall of 750 units, 3rd year 1,250 units, 4th year 2000 units.

          iii. Payment on all orders for Daylighting Products placed with the Company as follows: 50% upon placement of orders, and the remaining 50% upon delivery to Dealer.

          iv. Monthly reports, due by the 10th of the month providing details about the status of all customers Dealer is working with, including a description of the status of the communications with each customer.

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          v.   Dealer will provide Company with signed contracts, pictures of installation and documentation of Certification to Company.

          vi. Sales organization of people who are certified by the Company to sell Daylighting Products.

          vii. Demonstrated ability to install, or cause to be installed, Daylighting Products, including light wells, shade screens, and other related products, as required to meet client needs.

          viii. To maintain exclusivity, Dealer must meet the purchase requirement stated in paragraph 3 (b) ii above. There shall not be a minimum sales requirement in year one. The minimum sales requirement will become effective in the second year.

     (c) During the Term, Dealer further agrees and covenants as follows:

          i. Arrange for, organize, and hold group presentations with architects, lighting designers, and the general business community to promote the Company's products. Provide data to Company no later than outlined under (iv) above.

          ii. Until such time as both parties agree in writing to the contrary, dealer shall purchase all components related to the installation of the Suntracker units from Company and shall use only official Company parts for the products. This shall include without limitation the domes, mirrors, lenses, frames, mid trays and controllers. Notwithstanding the foregoing, it is agreed that Dealer shall be allowed to purchase lightwells, security bars, light shades, and curbs from third party sources provided that the parts comply with and follow all the specifications provided by Company. In the event Dealer is entitled to manufacture some of the product components in the future, Dealer agrees it shall pay to company thereafter, and for as long as Dealer is manufacturing product components, a royalty set by the company for the components it makes and sells. At all times the Dealer shall be required to purchase the Controller units from the Company.

          iii. To install Suntracker units in accordance with the company's official installation manual and use only official parts provided by the company.

          iv. The opening of the Controller unit case shall be considered a serious violation of this agreement and shall void the warranty provided by the company for said unit. In the event any controller units are to be replaced for any reason under the company warranty, dealer shall return the replaced controller unit to Company in its original configuration, with all it's elements intact and said unit shall not have been opened. In the event of faulty controllers, or any faulty components provided by Company, Company will be responsible for the freight and customs costs for the replacement parts.

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          v.   To actively promote Daylighting Products and utilize Dealer's best efforts to successfully market and sell Daylighting Products as its primary objective. All advertisements and promotional material must be pre-approved by the Company prior to publication or release by Dealer.

          vi. Except as provided herein, Dealer agrees not to Market active daylighting products or carry products that compete or are similar to the Company's Daylighting Products. Dealer may Market other Passive Daylighting Products insofar as the Dealer Marketed said products previous to entering into this Agreement. Company is advised and approves that Dealer is marketing and selling SunPipe of Monodraguht (UK) as a passive daylighting product.

     4. TERM AND TERMINATION.

     (a) This Agreement shall become effective upon the mutual execution and delivery hereof by both parties and shall continue until 17th of June 2013 ("Term"). The parties agree to meet and negotiate in good faith the sales goals for each subsequent renewal of the Term of this Agreement no later than six months prior to the end of the current Term. In the absence of an agreement in writing by the parties upon the sales goals for the next Term herein, this Agreement shall terminate at the end of the then current Term.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement may be terminated prior to the expiration of the Term upon the occurrence of any of the following:

          i. Material breach by a party hereto of any of its obligations hereunder and such material breach has not been cured within 60 days after the breaching party's receipt of notice thereof from the non-breaching party;

          ii.  Non-fulfillment of established sales goals.

          iii. Filing of a voluntary or involuntary petition in bankruptcy (and such petition has not been dismissed within 60 days thereafter), or the execution by a party for an assignment for the benefit of creditors.

     (c) In the event of termination of this Agreement, such termination shall not relieve Dealer of its obligations hereunder regarding Confidential Information.

     (d) In the event of termination of this Agreement, Company shall be relieved of all of its outstanding obligations under this Agreement. However, Company shall be required to pay any financial obligation to Dealer that occurred prior to the termination of the agreement and Company shall honor the warranty to previously sold units under this agreement. The company shall be responsible to repair or replace any faulty components that are delivered (i.e. to repair or replace them at no extra cost within 60 days from the receipt of written notice) during the term of the agreement and prior to the termination of the agreement provided the parts are still within the terms of the Warranty.

     (e) Upon termination of this agreement, Dealer shall immediately cease representing itself as a dealer of Company and shall cease use of all Company

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names and trademarks and any signs, stationery or other material, of whatever type or nature which identify Dealer as a dealer of Company.

     5. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. As a material inducement to the Company to enter into this Agreement, Dealer agrees that it will not at any time during the Term hereof and at any time thereafter, either directly or indirectly, disclose, communicate, divulge, furnish or otherwise make accessible or available, in whole or in part, to any person, firm, company, corporation, partnership, joint venture or any other entity, or use in any manner, other than in the faithful discharge and performance of its duties and responsibilities hereunder, any Confidential Information, material, or matter relating to the business of, or any other trade secrets of, the Company or any firm, company, corporation, partnership, joint venture or any other entity related to the Company (collectively, the "Company's Affiliates") obtained or acquired during the Term or any extension thereof. The Company and Dealer specifically acknowledge and agree that any information concerning: (a) the business operations or methods of the Company and the Company's Affiliates; (b) the customers or clients of the Company and the Company's Affiliates; (c) the past, present or future research done by the Company and the Company's Affiliates respecting the business and customers of the Company and the Company's Affiliates; and (d) any method and/or procedure relating to or pertaining to projects developed by the Company and the Company's Affiliates or contemplated by the Company and the Company's Affiliates, are of material importance and significance to the business of the Company and the Company's Affiliates and is Confidential Information.

     The Company and Dealer agree that: (a) the information described in the immediately preceding paragraph is, to the maximum extent permitted by law, to be regarded as information or material which is Confidential Information; (ii) trade secrets of the Company and the Company's Affiliates shall be deemed to include any and all processes, computer software and/or hardware, equipment, machinery, devices, techniques, methods, designs, inventions, innovations, materials, formulae, price lists, customer lists, and referral source lists or information used by the Company or the Company's Affiliates in the conduct of its or their businesses, and all data, know-how, drawings, plans, written instructions or any other form of information whatsoever relating or pertaining thereto or to any other aspect of the business of the Company and the Company's Affiliates, which are not in the "public domain" or not generally known throughout the industry of which the Company or the Company's Affiliates are a part; (iii) any and all such confidential information, material or matter, or trade secrets, from time to time disclosed, divulged, communicated, furnished or made available to Dealer is solely for the purpose of enabling Dealer to perform and discharge its duties and responsibilities hereunder; (iv) no such disclosure, divulgence or communication shall in any manner whatsoever be deemed or construed to derogate from or affect any of the provisions set forth herein; and (v) it is the specific intent of both the Company and Dealer that each and all of the provisions set forth hereinabove shall be valid and enforceable. If it shall be judicially determined that any of the provisions set forth hereinabove shall not be valid or enforceable, such provision shall not be declared invalid but rather shall be modified in such a manner so as to result

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in the same being valid and enforceable to the maximum extent permitted by law.
In the event of a breach or a threatened breach by Dealer of any of the provisions of this paragraph, in addition to any other remedies it may have, the Company may obtain injunctive relief in any court of appropriate jurisdiction to enforce this paragraph

     6. RETURN OF CONFIDENTIAL MATERIALS. Without in any manner limiting, modifying or affecting whatsoever any of the provisions of paragraph 7 hereof, as a material inducement to the Company to enter into this Agreement, Dealer agrees that, contemporaneously with the termination of this Agreement for any reason whatsoever, any and all materials containing confidential information including, without limitation, documents, drawings, memoranda, notes, notebooks, reports, studies, specifications, charts, graphs, descriptions, instructions, recordings, spread sheets, computer printouts, software, programs, materials contained in any stored data retrieval system and any and all other sources of confidential information whatsoever, whether prepared by Dealer or not, shall be left with, or returned to, the Company without any hesitancy or delay. Dealer further agrees that in the event of any such termination, she shall not, either directly or indirectly, copy, or cause to be copied, photocopied, mimeographed, replicated, transcribed, translated, reprinted, transposed, transliterated, recorded or otherwise duplicated or reproduced using any method, process or technique whatsoever any of the confidential information to be left with, or returned to, the Company.

     Dealer agrees that it shall not have or claim any rights or interests in any Confidential Information, or any invention, trade name, trademark, copyright, manuscripts, artwork, or character name owned or used by the Company.

     7. INDEMNIFICATION.

     (a) Dealer shall indemnify, defend, and hold harmless the Company, its employees, officers, directors, agents, and representatives (each of the foregoing hereinafter referred to as "Indemnified Party") of, from, and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, and expenses including reasonable attorneys' fees, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to Dealer's obligations under this Agreement, except to the extent attributable to the negligence or willful misconduct of the Company, its employees, officers, directors, agents, and representatives.

     (b) The Company shall indemnify, defend, and hold harmless Dealer, its employees, officers, directors, agents, and representatives (each of the foregoing hereinafter referred to as "Indemnified Party") of, from, and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, and expenses including reasonable attorneys' fees, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the Company's obligations under this Agreement, except to the extent attributable to the negligence or willful misconduct of Dealer, its employees, officers, directors, agents, and representatives.

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     (c) Notwithstanding anything contained herein, the Company or Dealer, as the case may be (hereinafter referred to as "Indemnifying Party") shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or default which is asserted has been given to Indemnifying Party within the applicable statute of limitations and, in addition, if such matter arises out of a suit, action, investigation, claim or proceeding, such notice is given reasonably promptly after the Indemnified Party shall have been given notice of the commencement of a suit, action, investigation, claim or proceeding.

     (d) Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense. Indemnifying Party shall have the right to settle or compromise any such suit, action, investigation, claim or proceeding, without the consent of the Indemnified Party; provided that such settlement or compromise does not require Indemnified Party to pay any money and requires the claimant to unconditionally release Indemnified Party from all liability with respect to such claim or litigation. Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but Indemnifying Party shall be entitled to control the defense unless Indemnified Party has relieved Indemnifying Party from liability with respect to the particular matter. In the event Indemnifying Party undertakes the defense of such matters, Indemnified Party shall not be entitled to recover from Indemnifying Party any legal or other expenses incurred by Indemnified Party in connection with the defense thereof.

     8. INDEPENDENT CONTRACTOR. Each party and its employees are independent contractors in relation to the other party with respect to all matters arising under this Agreement. Nothing herein shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties or their employees. Notwithstanding anything contained herein to the contrary, each party remains responsible, and will indemnify and hold harmless the other party from the withholding and payment of all Federal, state and local personal income, wage, earnings, occupation, withholding social security, unemployment, sickness and disability insurance taxes, payroll levies or employee benefit requirements (under ERISA, state law or otherwise) now existing or hereafter enacted for its respective employees.

     9. COVENANT NOT TO COMPETE.

     (a) As a material inducement to the Company to enter into this Agreement, Dealer agrees that, during the Term and for a period of one year thereafter, provided the agreement is not terminated as the result of a default by Company, it shall not, directly or indirectly (whether as an owner of, partner of or in, participant of or in, consultant or advisor to or for, or the source of any financial interest whatsoever in, any firm, company, corporation, partnership, limited liability company, joint venture or any other entity whatsoever), other than as contemplated herein during the Term attempt to engage in or engage in

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any business activity or endeavor which is similar to any business activity or endeavor engaged in by the Company or the Company's Affiliates during the Term, in any state, commonwealth, district, territory or any other constituent province or possession of the United States or any foreign country in which the Company and/or the Company's Affiliates shall, on the date of termination of this Agreement. Furthermore Dealer shall not engage in any business activity with any of the Company's suppliers for a period of three years after the termination of this agreement, provided the agreement is not terminated as the result of a default by Company.

     (b) The Company agrees that it will not engage in any activity detrimental to the Dealer during the term of this agreement. Dealer will not engage in any business activity with customers or Resellers that the Dealer has established unless agreement is terminated for cause.

     (c) Each of the Company and Dealer acknowledges and agrees that the time period, scope and area covered by the foregoing restrictive covenant is reasonable, and that it is the specific intent of the Company and Dealer that the restrictive covenant set forth herein shall be valid and enforceable to the fullest possible extent. If it shall be judicially determined that any part of such restrictive covenant shall not be valid or enforceable, such restrictive covenant shall not be declared invalid but rather shall be modified in a manner so as to result in the restrictive covenant being valid and enforceable to the maximum extent permitted by law and in any event such provision shall be severable and shall not affect the validity or enforceability of the remaining provisions of the agreement.

     (d) It is acknowledged and agreed by Dealer that any breach of the foregoing covenant not to compete would be a material breach of this Agreement and result in irreparable harm to the Company. Therefore, in the event of any violation by Dealer of the preceding provisions of this section, the Company may, in addition to any other remedies it may have, obtain injunctive relief in any court of appropriate jurisdiction to enforce this paragraph 12. Dealer agrees that it will not oppose any request for injunctive relief and will not, under any circumstances, seek or request that the Company be required to post any bond or other security as a condition of obtaining such injunctive relief.

     10. ARBITRATION. Except with respect to equitable remedies provided under paragraphs 7, 8, 9, and 12 hereof, including, without limitation, injunction relief, all claims, demands, disputes, controversies, differences or misunderstandings arising out of or relating to this Agreement, or the failure or refusal to perform the whole or any part thereof, shall be settled by arbitration by the American Arbitration Association in accordance with the rules thereof then obtaining. Either party hereto may initiate the arbitration by serving a demand for arbitration on the other party, which demand shall contain a description of the nature of the dispute. The initial fees and costs of the arbitration shall be borne equally by the party hereto. The parties hereto, and each of them, hereby submit themselves to the jurisdiction of the courts of the State of Utah in any proceeding for the enforcement of the award rendered by the

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arbitrator(s), and agree that judgment upon such award may be entered in any court, in or out of the State of Utah, having jurisdiction thereof. The arbitrators shall rule in accordance with the laws of the State of California as if they were judges in a court of original jurisdiction and they shall render a written opinion with findings of fact and conclusions of law. The parties to the proceeding shall have reasonable rights of discovery in accordance with the civil rules of federal procedure.

     11. AUTHORITY. The parties hereto respectively represent and warrant that the person signing this Agreement on their behalf has the requisite authority to do so and to make the promises and undertake the obligations set forth herein on behalf of the persons and entities indicated and to legally bind those persons to the terms and provisions of this Agreement.

     12. NO AGENCY. Dealer is not an agent of the Company nor is dealer authorized to incur any obligations or make any representations on behalf of the Company, nor bind the Company.

     13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, with respect to the subject matter hereof.

     14. CHOICE OF LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to any conflicts of laws rules.

     15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Company and Dealer, and their respective successors and assigns.

     16. NOTICES. All notices or demands required under this Agreement shall be in writing and shall be deemed given when delivered by hand, or on the second business day after being sent by Federal Express or similar services or, if sent, by certified or registered mail, postage prepaid, return receipt requested, three days after mailing, in each case, to the parties at their respective addresses set forth below:

If to the Company:      Ciralight Global, Inc.
                        2603 Main Street, Suite 1150
                        Irvine, CA 92614
                        Attn: Randall Letcavage

If to Dealer:           RSB Construction LTD
                        Ataturk Cad. 25 Erciyas Ap 1/2
                        33010  Mersin, Turkey
                        Attn: Ruhi Bayik

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     Any party hereto may specify in writing a different address for such purposes by notice to the other party. Notices shall be deemed to have been delivered upon the earlier of actual receipt or the second business day following the day notice is given by overnight courier.

     17. SEVERABILITY. If any term or condition of this Agreement should be held invalid in any respect by a court, arbitrator or tribunal of competent jurisdiction, such invalidity shall not affect the validity of any other term or condition hereof. The parties hereto acknowledge that they would have executed this Agreement with any such invalid term or condition excluded.

     18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same Agreement. This Agreement may be delivered by electronic means, e-mail or facsimile.

     19. HEADINGS. The headings set forth in this Agreement are for convenience only and do not qualify or affect the terms or conditions hereof.

     20. TIME OF ESSENCE. Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition of this Agreement.

     21. AMENDMENTS. No amendment, modification or waiver of any term or condition of this Agreement shall be valid or of any force or effect, unless made by written instrument signed by the parties hereto, specifying the exact nature of such amendment, modification or waiver. Any waiver by either party of any provision of this Agreement shall not imply a subsequent waiver of that or any other provision.

     22. ATTORNEYS' FEES AND EXPENSES. In any action between the parties to enforce any of the terms of this Agreement or any action pertaining to this Agreement, the prevailing party shall be entitled to recover expenses, including, without limitation, reasonable attorneys' fees and expenses and costs of arbitration or suit, and any appeals.

     23. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall be assignable without the prior written consent of Dealer. The rights and obligations of Dealer under this Agreement shall not be assignable.

     24. SURVIVAL. All of the representations, warranties, and covenants of Dealer contained in paragraphs 7 through 10 hereof shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the day and year indicated below.

                                             COMPANY:

Attest:                                      CIRALIGHT GLOBAL, INC.



By: /s/ Jeffrey Brain                        By: /s/ Randall Letcavage
   ------------------------------                ------------------------------
Print name:  Jeff Brain                          Randall Letcavage
Print title: CFO                                 President and CEO

                                             DEALER:

Witness:                                     RSB CONSTRUCTION LTD.



By:                                          By: /s/ Ruhi Bajik
   ------------------------------                ------------------------------
Print name:                                      Ruhi Bayik
Print title:                                     Managing Director


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